Exhibit G-4-1
Eligible Units for Generation Divestiture

Units	Type	MW	Current Owner	Pre-Merger	Post Merger
		(winter		Status	Status*
		rating)[1]

Conowingo	HY	512	Susquehanna Power Co. and PECO Energy Power Co.	EWG	EWG
Yards Creek	HY	200	PSEG Fossil	EWG	Utility
Eddystone 1-2	ST	579	Exelon Generation	Utility	Utility
Cromby 1	ST	144	Exelon Generation	Utility	Utility
Hudson 2	ST	608	PSEG Fossil	EWG	Utility
Mercer 1-2	ST	648	PSEG Fossil	EWG	Utility
Bergen, 1ST, 1SC, 1CC	CC	1,225	PSEG Fossil	EWG	Utility
Linden CC	CC	1,218	PSEG Fossil	EWG	Utility
Bergen 3	GT	21	PSEG Fossil	EWG	Utility
Sewaren 1-4	ST	453	PSEG Fossil	EWG	Utility
Hudson 1	ST	383	PSEG Fossil	EWG	Utility
Kearney 7-8	ST	300	PSEG Fossil	EWG	Utility
Pennsbury 1-2	GT	6	Exelon Generation	Utility	Utility
Cromby 2	ST	201	Exelon Generation	Utility	Utility
Kearny (PSEG)	CT	134	PSEG Fossil	EWG	Utility
Burlington (PSEG)	CT	168	PSEG Fossil	EWG	Utility
Eddystone 3-4	ST	760	Exelon Generation	Utility	Utility
Essex	GT	81	PSEG Fossil	EWG	Utility
Linden 7-8	GT	156	PSEG Fossil	EWG	Utility
Edison	GT	168	PSEG Fossil	EWG	Utility
Fairless Hills	ST	60	Exelon Generation	Utility	Utility
Cromby 1C1	1C1	3	Exelon Generation	Utility	Utility
Delaware 1	1	3	Exelon Generation	Utility	Utility
Schuyhill 1, 10-11, 1C1	ST, GT 1C1	199	Exelon Generation	Utility	Utility
Croydon	GT	384	Exelon Generation	Utility	Utility
Essex 10, 11, 12	GT	536	PSEG Fossil	EWG	Utility
Edison	GT	336	PSEG Fossil	EWG	Utility
Richmond	GT	96	Exelon Generation	Utility	Utility
Kearny 9, 10, 12	GT	330	PSEG Fossil	EWG	Utility
National Park	GT	21	PSEG Fossil	EWG	Utility
Falls	GT	51	Exelon Generation	Utility	Utility
Moser	GT	51	Exelon Generation	Utility	Utility
Delaware 9-12	GT	56	Exelon Generation	Utility	Utility
Eddystone 10-40	GT	60	Exelon Generation	Utility	Utility
Southwark 3-6	GT	52	Exelon Generation	Utility	Utility
Chester 7-9	GT	39	Exelon Generation	Utility	Utility
Burlington 8-11	GT	389	PSEG Fossil	EWG	Utility
Bayonne 1-2	GT	42	PSEG Fossil	EWG	Utility

[1]	The MW ratings were obtained from publically available sources and may differ from ratings contained in other filings submitted to the Commission by either Exelon or PSEG or their subsidiaries.

Exhibit G-4-1

Units	Type	MW	Current Owner	Pre-Merger	Post Merger
		(winter		Status	Status*
		rating)[1]

Sewaren 6	GT	129	PSEG Fossil	EWG	Utility
Mercer 3	GT	129	PSEG Fossil	EWG	Utility
Linden 5, 6	GT	160	PSEG Fossil	EWG	Utility

Sub — Total		11,091

PJM Pre-2004 [2]

Muddy Run	HY	1,070	Exelon Generation	Utility	Utility
Keystone 1-2	ST	738	Exelon Generation (20.99% interest) PSEG Fossil (22.5% interest)	Utility EWG	Utility Utility
Keystone	GT	5	Exelon Generation (20.99% interest) PSEG Fossil (22.5% interest)	Utility EWG	Utility Utility
Conemaugh 1-2	ST	732	Exelon Generation (20.72% interest) PSEG Fossil (22.5% interest)	Utility EWG	Utility Utility
Conemaugh	GT	5	Exelon Generation (20.72% interest) PSEG Fossil (22.5% interest)	Utility EWG	Utility Utility

Sub – Total		2,549

[2]	Reflects combined interest of Exelon and PSEG in Keystone and Conemaugh.

Exhibit G-4-1

Key:	HY	Hydroelectric
	NU	Nuclear
	ST	Steam turbine (coal or gas)
	CC	Combined cycle (gas)
	GT	Gas turbine
	IC	Internal Combustion

*	A Post-Merger Status of “utility” means that the particular generating unit will be owned directly by Exelon Generation following the Exelon Generation Restructuring as described in the Form U-1 Application-Declaration to which this document is an exhibit (the “U-1”) (not as a separate EWG subsidiary) and accordingly its disposition after closing the Merger will constitute the disposition of utility assets under the Act. All the generating units owned by PSEG Fossil and PSEG Nuclear are currently held as exempt wholesale generators (“EWGs”). Conversely, if an eligible unit remains an EWG following the Merger no Commission approval will be required for its divestiture.